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                                                                    EXHIBIT 99.2


                             STOCKHOLDERS' AGREEMENT

         This STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of August 21, 1998 by and among Warburg, Pincus Investors, L.P., a Delaware limited partnership (the "Primary Stockholder"), Numark Laboratories, Inc., a Delaware corporation (the "Purchaser"), and Lawrence D. White, a resident of the Commonwealth of Pennsylvania (the "Executive Stockholder," and together with the Primary Stockholder, the "Stockholders").

                              W I T N E S S E T H:

         WHEREAS, concurrently herewith, Purchaser, Menley & James Laboratories, Inc., a Delaware corporation (the "Subsidiary"), and Menley & James, Inc., a Delaware corporation (the "Company"), are entering into an Asset Purchase Agreement of even date herewith (as it may be amended or modified from time to time, the "Acquisition Agreement"), pursuant to which Purchaser will acquire from the Company substantially all of the Company's assets and assume substantially all of the Subsidiary's liabilities (as it may be amended or modified from time to time the "Transaction");

         WHEREAS, each Stockholder owns, as of the date hereof, that number of shares of the Company's common stock (the "Common Stock"), par value $0.01 per share (the "Existing Shares," together with any shares of Common Stock beneficial ownership (as defined in Section 2.1 below) of which is acquired by such Stockholder after the date hereof and prior to the earlier of (i) the date of the Company's stockholders meeting contemplated by the Acquisition Agreement (including as may be postponed or adjourned the "Meeting Date"), and (ii) termination hereof, hereinafter collectively referred to as the "Shares") set forth opposite his or its name on Annex I hereto; and

         WHEREAS, as a condition to their willingness to enter into the Acquisition Agreement, and in reliance upon each Stockholder's representations, warranties, covenants and agreements hereunder, Purchaser has requested that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

1.       Agreement to Vote.

         1.1. Each Stockholder hereby agrees that during the time this Agreement is in effect, subject to Section 6.1(c) below, at any meeting of the stockholders of Company, however called, and in any action by consent of the stockholders of Company, the Stockholder shall: (a) vote his or its Shares in favor of the approval and adoption of the Acquisition Agreement; (b) vote his or its Shares against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Company under the Acquisition Agreement; and (c) vote his or its Shares against
(i) any proposal from a Person, other than the Transaction, relating to a merger, business combination, recapitalization, reorganization or liquidation involving Company or the Subsidiary (as defined in the Acquisition Agreement), or the sale or transfer of a material amount of assets of Company or the Subsidiary (each an "Acquisition Proposal"), or (ii) any change in the management or board of directors of Company, except as may otherwise be agreed to in writing by Purchaser. Each Stockholder acknowledges receipt and review of a copy of the Acquisition Agreement.

2. Representations and Warranties of Stockholders. Each Stockholder represents and warrants to Purchaser as follows:

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         2.1. Ownership of Shares. On the date hereof, the Existing Shares are all of the Shares currently owned of record or beneficially owned (which, for purposes of this Agreement, shall be determined in accordance with Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by such Stockholder or any Affiliates (as defined in the Acquisition Agreement) of such Stockholder. Such Stockholder has, with respect to the Existing Shares, and on the Meeting Date will have, with respect to the Shares, good, valid and marketable title, and the right to vote such Common Stock in accordance with the terms of this Agreement, in each case free and clear of all liens, claims, encumbrances, voting agreements, voting trusts or proxies which would interfere with such Stockholder's ability to vote the Shares in accordance with the terms of this Agreement.

         2.2. Power; Binding Agreement. Such Stockholder has the full legal right, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution and delivery of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholder agreement or voting trust. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding agreement of such Stockholder, enforceable in accordance with its terms. Neither the execution or delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will (a) require any consent or approval of or filing with any governmental or other regulatory body other than filings required under the federal securities laws, or (b) constitute a violation of, conflict with or constitute a default under, any material contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which such Stockholder is a party or by which such Stockholder is bound.

         2.3. Finder's Fees. No person is, or will be, entitled to any commission or finder's fees from either Stockholder in connection with this Agreement or the transactions contemplated hereby exclusive of any commission or finder's fees referred to in the Acquisition Agreement.

3. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Stockholders as follows:

         3.1. Authority. Purchaser has full legal right, power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Purchaser will not violate any other agreement to which Purchaser is a party. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding agreement of Purchaser, enforceable in accordance with its terms. Neither the execution of this Agreement nor the consummation by Purchaser of the transactions contemplated hereby will (a) require any consent or approval of or filing with any governmental or other regulatory body other than filings required under the federal securities laws, or (b) constitute a violation of, conflict with or constitute a default under, any material contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Purchaser is a party or by which it is bound.

         3.2. Finder's Fees. No person is, or will be, entitled to any commission or finder's fee from Purchaser in connection with this Agreement or the transactions contemplated hereby exclusive of any commission or finder's fees referred to in the Acquisition Agreement.

4. Termination. This Agreement shall terminate on the earlier of (a) the Closing (as defined in the Acquisition Agreement), and (b) the termination of the Acquisition Agreement.

5. Expenses. Each party hereto will pay all of its expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel and other advisers.

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6.       Covenants

         6.1. Except in accordance with the provisions of this Agreement, each Stockholder agrees, while this Agreement is in effect, not to, directly or indirectly:

                  (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares;

                  (b) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares;

                  (c) take any action to encourage, initiate or solicit any inquiries or the making of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal or otherwise assist or facilitate any effort or attempt by any person or entity (other than Purchaser, or its officers, directors, representatives, agents, affiliates or associates) to make or implement an Acquisition Proposal. Such Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations on its part with any parties conducted heretofore with respect to any of the foregoing, and will notify Purchaser promptly if it becomes aware of any such inquiries or that any proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be instituted or continued with, the Company (or its officers, directors, representatives, agents, affiliates or associates), such notice to include the material terms communicated; provided, however, that the foregoing shall not restrict the Stockholder (in his capacity as a director of the Company) or any of its representatives on the Company's board of directors from taking actions to the same extent and in the same circumstances permitted for the Company and the Company's board of directors under Section 6.3 of the Acquisition Agreement; or

                  (d) enter into any agreement which would interfere with its obligations under this Agreement or the Transaction.

         6.2. Such Stockholder agrees, while this Agreement is in effect, to notify Purchaser promptly of the number of any shares of Common Stock acquired by such Stockholder after the date hereof.

7. Survival of Representations and Warranties. All representations, warranties, covenants and agreements made by each Stockholder or the Purchaser in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of any party.

8. Notices. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein), given in the manner provided in the Acquisition Agreement, and shall be deemed duly given when received, addressed as follows:

                           (a)   If to the Purchaser:

                                 Numark Laboratories, Inc.
                                 75 Mayfield Avenue
                                 Edison, New Jersey  08837
                                 Attention: Patrick M. Lonergan, President
                                 Facsimile: (732) 225-0066

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                                 With a required copy to:

                                 Swidler Berlin Shereff Friedman, LLP
                                 919 Third Avenue
                                 New York, New York  10022-9998
                                 Attention:  Scott Zimmerman, Esq.
                                 Facsimile:  (212) 758-9526

                           (b)   If to the Principal Stockholder:

                                 Warburg, Pincus Investors, L.P.
                                 c/o E.M. Warburg, Pincus & Co., LLC
                                 466 Lexington Avenue
                                 New York, New York  10017-3147
                                 Attention:  James E. Thomas, Managing Director
                                 Facsimile:  (212) 878-9361

                                 If to Lawrence D. White:

                                 26 Springton Pointe Drive
                                 Newtown Square, PA 19073

                                 In each case with a required copy to:

                                 Pepper Hamilton LLP
                                 3000 Two Logan Square
                                 Philadelphia, PA  19103-2799
                                 Attention: James D. Epstein, Esq.
                                 Facsimile:  (215) 981-4750

9. Entire Agreement; Amendment. This Agreement, together with the documents expressly referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings among the parties with respect to such subject matter. This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by Purchaser and the Stockholders.

10. Obligations of Stockholders. The representations, warranties, covenants, agreements and obligations of the Stockholders contained in this Agreement shall be deemed to be several, and not joint with any other Stockholder, and made with respect to itself, himself, its Shares or his Shares only.

11. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and personal representatives, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

12. Governing Law. Except as expressly set forth below, this Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In addition, each of the Stockholders and Purchaser hereby agree that any dispute arising out of this Agreement shall be heard in the Supreme Court of the State of New York or in the United States District Court for the Southern District of New York and, in connection therewith, each party to this Agreement hereby consents to the jurisdiction of such courts and

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agrees that any service of process in connection with any dispute arising out of this Agreement may be given to any other party hereto by certified mail, return receipt requested, at the respective addresses set forth in Section 8 above.

13. Injunctive Relief. The parties agree that in the event of a breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party shall be entitled to obtain in any court of competent jurisdiction a decree of specific performance or to enjoin the continuing breach of such provision, in each case without the requirement that a bond be posted, as well as to obtain damages for breach of this Agreement. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

14. Counterparts; Facsimile Signatures. This Agreement may be executed, including execution by facsimile, in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

15. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

16. Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

17. Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.


                            [Execution Page Follows]

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         IN WITNESS WHEREOF, the Purchaser and the Stockholders have caused this
Agreement to be executed by their duly authorized officers, each as of the date and year first above written.


                              Numark Laboratories, Inc.


                              By:      /s/  BENJAMIN M. DEAVENPORT
                                       ---------------------------
                              Name:    Benjamin M. Deavenport
                              Title:   Vice President


                              Warburg, Pincus Investors, L.P.

                              By:      E.M. Warburg, Pincus & Co., LLC,
                                       its general partner


                                       By:      /s/  RODMAN W. MOORHEAD, III
                                                ----------------------------
                                       Name:    Rodman W. Moorhead, III
                                       Title:   Partner


                              /s/ LAWRENCE D. WHITE
                              -----------------------------
                              Lawrence D. White

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                                    ANNEX I


Name of Stockholder                                 Number of Existing Shares
-------------------                                 -------------------------

Warburg, Pincus Investors, L.P.                     3,020,478

Lawrence D. White                                   295,121






















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